Exhibit 1

CEMEX Day 2013

February 14, 2013

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

Karl H. Watson Jr.

President USA

February 14, 2013

Housing starts expected to surpass steady-state levels during 2016

Housing Starts

(Thousand units)

2,400 2,200 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0

77 79 81 83 85 87 89 91 93 95 97 99 01 03 05 07 09 11 13e 15e 17e

Multi-Family Single Family

Steady- State 1,600

Source: U.S. Census and internal estimates

Growth in our key markets expected to exceed 10% national average

Total Portland Cement Consumption

(M tons)

Florida

25 20 15 10 5 0

03 05 07 09 11 13 15 17

+15%

Texas

25 20 15 10 5 0

03 05 07 09 11 13 15 17

+7%

California

25 20 15 10 5 0

03 05 07 09 11 13 15 17

+11%

Arizona

25 20 15 10 5 0

03 05 07 09 11 13 15 17

+16%

Source: USGS, internal estimates

Our cement prices need to recover cost of capital

At current reported cement prices, averaging $90/ton (1), CEMEX will not achieve an adequate return on investment

Increasing fuel and energy costs have not been passed on to the market

Stricter environmental regulations will require additional investment

As history has shown, prices need to reach $140/ton to justify large scale reinvestments

Source: USGS reported prices

Successfully implementing ready mix pricing strategy

CEMEX Ready Mix Price Evolution

($/m3)

+5%

105.9

3.6

102.3

4.5

1.2

111.6

4.8

106.8

Fees & Surcharges

Base Price

Dec 2011 Price Increase Fees & Dec 2012 Surcharges

Continuous effort to achieve excellence in cost management

Cement Production Cash Costs

(% of total, 2012)

Power

Raw Materials

Fuel

Labor

Other

19%

13%

12%

18%

38%

Alternative Fuels Usage

Annual Average Substitution Rate (%)

4.8%

7.3%

10.4%

13.9%

18.2%

22.1%

~50%

2007 2008 2009 2010 2011 2012 2016

Target

Operating leverage reflected in high incremental margins

Quarterly Operating Leverage

(YoY % Var.)

15%

12%

43%

42%

38%

4Q11 1Q12 2Q12 3Q12 4Q12

Promising returns expected over 4 years

EBITDA Evolution – 2012-2016

($ M)

43

817

613

138

128

1,206

EBITDA Volume Price Var. costs Fixed costs EBITDA

2012 & distribution 2016

Conclusion

Positive fundamentals expected to drive medium-term recovery Pricing strategy in place to capture full value of our products Innovative commercial solutions to enhance volume growth Cost efficiency continuously being pursued to maximize profitability

Juan Romero

President Mexico

February 14, 2013

Housing segment

INFONAVIT Credits Program

(thousand loans)

545

565

585

605

615

2013 2014 2015 2016 2017

Positive demographics

Homebuilders adapting to new environment

Positive outlook for self-construction

Potential impact of economic reforms

After a transition year, we expect low single digit growth

Source: INFONAVIT, INEGI, BBVA Bancomer Research, Deutsche Bank, Credit Suisse.

3

Infrastructure segment

Public Infrastructure Investment

(Constant $B, 2012 prices (1))

50.9

51.2

51.7

53.0

55.2

57.9

60.2

2010 2011 2012 2013 2014 2015 2016

Strong public finances

New administration committed with continued infrastructure spending

Increasing private participation in infrastructure financing

New public-private partnership law

Source: CMIC, CEMEX estimates.

1) For convenience, all Mexican peso amounts were converted to U.S. dollars using a constant exchange rate of 13.15 pesos per dollar

4

Cost reduction

SG&A as a % of Sales (1)

8% 6% 4% 2% 0%

6.8

6.4

6.2

2010 2011 2012

Alternative Fuels Usage

(Share in fuel mix)

50% 40% 30% 20% 10% 0%

9

15

18

23

30

36

40

´10 ´11 ´12 ´13 ´14 ´15 ´16

A 1% increase results in average savings of ~US$2 M

1) Excluding freight and depreciation

5

Differentiated Product Offer for industrial applications

Portfolio of 24 special ready mix products

+30% margin increase vs. standard ready mix

Cutting Edge Technology for Industrial and Commercial Flooring solutions

Low shrinkage flooring: Increased joint spacing from the standard 5m, to 100m

In 2012 special products represented 42% of total ready mix volume sold, growing +8pp from 2010

6

Mid-term earnings expectations

EBITDA variation 2012-2016

($ M)

1,208

278

443

264

96

1,569

EBITDA Volume Price Var. costs Fixed costs EBITDA

2012 & distribution 2016

7